UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2017 (January 20, 2017)

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the press release of National Instruments Corporation ("NI"), dated January 26, 2017, regarding financial results for NI's fourth fiscal quarter ended December 31, 2016.

The information in the press release attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in the Board of Directors

On January 25, 2017, the Board of Directors (the "Board") of NI approved an increase in the size of the Board by one director, from eight to nine directors and appointed Alexander M. Davern, the Chief Executive Officer of NI, to fill the resulting vacancy.  Mr. Davern will initially serve as a Class I director, with a term expiring at NI's 2019 annual meeting of stockholders.  Pursuant to the Employment Agreement between NI and Mr. Davern dated August 29, 2016, the Board agreed to use its best efforts to cause the appointment of Mr. Davern to the Board no later than January 31, 2017.  The Board does not presently intend to appoint Mr. Davern to serve on any committees of the Board.  Mr. Davern has no family relationship with any of NI's directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  As an employee of NI, Mr. Davern will not receive any additional compensation or equity awards in connection with his service on the Board.

On January 20, 2017, Dr. Donald M. Carlton, who currently serves as a Class II director, informed the Board that he will not stand for re-election as a director at NI's 2017 annual meeting of stockholders (the "Annual Meeting"). There was no disagreement or dispute between Dr. Carlton and the Company that led to his decision not to stand for re-election.  Upon the completion of Dr. Carlton's current term as a director, the Board intends to reduce the size of the Board to eight members.  Also, on January 25, 2017, the Board nominated Jeffrey L. Kodosky, Michael E. McGrath and Alexander M. Davern for election at the Annual Meeting as Class II directors to serve for a term of three years.  In connection with the Annual Meeting, Mr. Davern will resign as a Class I director immediately prior to the Annual Meeting and, if elected at the Annual Meeting, Mr. Davern will serve as a Class II director.

Amendment to Annual Incentive Cash Bonus Program

On January 24, 2017, the Compensation Committee of the Board (the "Compensation Committee") approved amendments to NI's Annual Incentive Program ("AIP") to (i) provide for the participation of NI's president in the AIP, (ii) remove the specific bonus target percentages for participants from Section 2.5, and (iii) make certain other changes.

Approval of Bonus to Interim Chief Financial Officer

On January 24, 2017, in connection with the recent appointment of John Roiko as NI's interim Chief Financial Officer, the Compensation Committee approved a bonus to Mr. Roiko of $10,000 per month for each  month that he serves as interim Chief Financial Officer, with such bonus to be paid upon completion of his duties in that position.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date:  January 26, 2017